Exhibit 99.7

Scheme Meeting of Sibanye Gold Limited to be Held on January 23, 2020 for Holders as of December 6, 2019 Scheme Meeting of Sibanye Gold Limited January 23, 2020 See Voting Instruction On Reverse Side. Date: Please make your marks like this: _ Use pen only For Against Abstain SCHEME MEETING SPECIAL RESOLUTION NUMBER 1 - MAIL • Mark, sign and date your Voting Instruction Form. • Detach your Voting Instruction Form. • Return your Voting Instruction Form in the postage-paid envelope provided. Approval of the Scheme in terms of Sections 114 and 115 of the Companies Act. Revocation of Special Resolution Number 1 if the Scheme does not become unconditional or is not continued. Authority granted to Directors SPECIAL RESOLUTION NUMBER 2 - ORDINARY RESOLUTION NUMBER 1 - All votes must be received prior to 12:00 p.m. E.S.T. on January 15, 2020. PROXY TABULATOR FOR SIBANYE GOLD LIMITED P.O. BOX 8016 CARY, NC 27512-9903 EVENT # CLIENT # Authorized Signatures - This section must be completed for your instructions to be executed. Please Sign Here Please Date Above Copyright © 2019 Mediant Communications Inc. All Rights Reserved Please Sign Here Please Date Above Ç Please separate carefully at the perforation and return just this portion in the envelope provided. Ç

Sibanye Gold Limited Instructions to The Bank of New York Mellon, as Depositary (Must be received prior to 12:00 p.m. E.S.T. on January 15, 2020) The undersigned Holder of American Depositary Receipts hereby requests and instructs The Bank of New York Mellon, as Depositary, to endeavor, in so far as practicable, to vote or cause to be voted the amount of shares or other Deposited Securities represented by such Receipt of Sibanye Gold Limited registered in the name of the undersigned on the books of the Depositary as of the close of business on Friday, December 6, 2019, at the Scheme Meeting of the Company to be held on Thursday, January 23, 2020, in South Africa, to decide on the agenda at any adjournment or postponement thereof, on the matters as specfied on the reverse side. NOTE: 1. Please direct the Depositary how to vote by placing an X in the box opposite the resolutions on the reverse side. 2. If no voting instructions are received on or before 12:00 p.m. E.S.T., January 15, 2020, holders shall be deemed to have instructed the Depositary to give a discretionary proxy for the Ordinary Shares represented by your ADRs to a person designated by the Company. To review all materials for the meeting, please visit: www.sibanyestillwater.com (Continued and to be marked, dated and signed, on the reverse side) PROXY TABULATOR FOR SIBANYE GOLD LIMITED P.O. Box 8016 CARY, NC 27512-9903